Exhibit 10.2.1

AMENDMENT NO. 1

TO

2000 STOCK OPTION/STOCK ISSUANCE PLAN

The 2000 Stock Option/Stock Issuance Plan of Newgistics, Inc. (the “Plan”) is hereby amended, effective as of July 5, 2001, as follows:

1.	The second sentence of Article I, Section V.A. of the Plan is hereby amended to be and read in its entirety as follows:

“The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 36,000,000 shares.”

2.	Except as modified by this Amendment No. 1, all the terms and provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, Newgistics, Inc. has caused this Amendment No. 1 to be executed on its behalf by its duly authorized officer as of the 5th of July, 2001.

NEWGISTICS, INC.

By:	/s/Clarence J. Gabriel, Jr.
Clarence J. Gabriel, Jr.
President and Chief Executive Officer

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